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                                                                     EXHIBIT 4.1
                              THE PMI GROUP, INC.

                  AMENDED AND RESTATED EQUITY INCENTIVE PLAN

     THE PMI GROUP, INC., having amended and restated The PMI Group, Inc. Equity Incentive Plan (the "Plan") in its entirety most recently effective as of August 16, 1999, and having amended the restated Plan on two subsequent occasions, hereby again amends and restates the Plan in its entirety, effective as of June 1, 2000 (except as otherwise described below), as follows:

                                   SECTION 1
                            BACKGROUND AND PURPOSE

     1.1     Background.  The Plan permits the grant of Options, Restricted
             ----------
Stock, Performance Units and Performance Shares. The terms of the Plan, as in effect prior to June 1, 2000, shall govern any outstanding Awards granted prior to June 1, 2000.

     1.2     Purpose of the Plan.  The Plan is intended to increase incentives
             -------------------
and to encourage Share ownership on the part of eligible employees of the Company and its Affiliates, consultants who provide significant services to the Company and its Affiliates, and directors of the Company who are employees of neither the Company nor any Affiliate. The Plan also is intended to further the growth and profitability of the Company. The Plan is intended to permit the grant of Awards that qualify as performance-based compensation under Section 162(m) of the Code.

                                   SECTION 2
                                  DEFINITIONS

     The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

     2.1     "1934 Act" means the Securities Exchange Act of 1934, as amended.
              --------
Reference to a specific section of the 1934 Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

     2.2     "Affiliate" means any corporation or any other entity (including,
              ---------
but not limited to, partnerships and joint ventures) controlling, controlled by, or under common control with the Company.

     2.3     "Award" means, individually or collectively, a grant under the Plan
              -----
of Nonqualified Stock Options, Incentive Stock Options, Restricted Stock, Performance Units, Performance Shares or cash.

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     2.4     "Award Agreement" means the written agreement setting forth the
              ---------------
terms and provisions applicable to each Award granted under the Plan.

     2.5     "Board" means the Board of Directors of the Company.
              -----

     2.6     "Change of Control" means:
              -----------------

             (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of twenty percent (20%) or more of either (i) the then outstanding Shares (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (a), the following shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (iv) any beneficial ownership maintained by (but not additional acquisitions by), The Allstate Corporation and its subsidiaries, and their respective successors ("Allstate"), pending such time that Allstate distributes or transfers its current ownership interest in the Outstanding Company Common Stock and Outstanding Company Voting Securities as contemplated by the Prospectus dated April 10, 1995, relating to the initial public offering of the common stock of the Company, or (v) any acquisition pursuant to a transaction which complies with clauses (i), (ii) and
(iii) of subsection (c) of this Section 2.6. Notwithstanding the foregoing, in its sole discretion, the Board may increase the twenty percent (20%) threshold set forth above in this subsection (a) prior to any acquisition of twenty percent (20%) or more beneficial ownership of the Outstanding Company Common Stock or the Outstanding Company Voting Securities; provided, that (i) such increased threshold shall apply only to the acquisition and maintenance of beneficial ownership by any Person eligible to report such beneficial ownership at the time of such acquisition on Schedule 13G under the 1934 Act, and (ii) in the event that any Person initially eligible to so report on Schedule 13G thereafter ceases to be eligible to so report on Schedule 13G, the occurrence of the event causing such Person no longer to be eligible to so report shall be deemed an acquisition by such Person of all of the Outstanding Company Common Stock and Outstanding Company Voting Securities beneficially owned by such Person immediately prior to such occurrence; or

             (b) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

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             (c)    Consummation by the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another entity (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than sixty percent (60%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

             (d) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

     Notwithstanding the foregoing, a Change of Control shall not be deemed to occur solely because any Person acquires beneficial ownership of twenty percent (20%) or more of the Outstanding Company Voting Securities or Outstanding Company Common Stock as a result of the acquisition of such securities or stock by the Company, which acquisition reduces the number of the Outstanding Company Voting Securities or Outstanding Company Common Stock; provided, that if after such acquisition by the Company such Person (while such Person remains the beneficial owner of twenty percent (20%) or more of the Outstanding Company Voting Securities or Outstanding Company Common Stock) becomes the beneficial owner of additional shares of such Outstanding Company Voting Securities or Outstanding Company Common Stock (as the case may be), a Change of Control shall then occur. Capitalized terms used in this Section 2.6, not otherwise defined, shall have the meaning set forth in the form of change of control employment agreement approved at the February 12, 1998 meeting of the Board.

     2.7     "Code" means the Internal Revenue Code of 1986, as amended.
              ----
Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated thereunder, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

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     2.8     "Committee" means the committee appointed by the Board (pursuant to
              ---------
Section 3.1) to administer the Plan. Unless otherwise determined by the Board, the Compensation Committee of the Board shall constitute the Committee.

     2.9     "Company" means The PMI Group, Inc., a Delaware corporation, or any
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successor thereto.

     2.10    "Consultant" means any consultant, independent contractor, or other
              ----------
person who provides significant services to the Company or any of its Affiliates, but who is neither an Employee nor a Director.

     2.11    "Deferred Option Compensation Account" means an account established
              ------------------------------------
in the name of the Participant on the books and records of the Company pursuant to Section 5.10 or 8.5 (as applicable).

     2.12    "Director" means any individual who is a member of the Board.
              --------

     2.13    "Disability" means a permanent and total disability within the
              ----------
meaning of Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Committee in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Committee from time to time.

     2.14    "Employee" means any employee of the Company or of any Affiliate.
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     2.15    "Exercise Price" means the price at which a Share may be purchased
              --------------
by a Participant pursuant to the exercise of an Option.

     2.16    "Fair Market Value" means the arithmetic mean between the highest
              -----------------
and lowest per share selling prices of Shares, as quoted in the New York Stock Exchange Composite Transactions Index on the relevant date, or if there were no sales on such date, the arithmetic mean of the highest and lowest quoted per share selling prices of Shares on the nearest day before and the nearest day after the relevant date, as determined by the Committee.

     2.17    "Fiscal Year" means the fiscal year of the Company.
              -----------

     2.18    "Grant Date" means, with respect to a particular Award, the date on
              ----------
which the Award was granted. In the case of Awards granted to Employees and Consultants, the "Grant Date" shall be the date on which the Committee approves the material terms of the Award or such later date as the Committee, in its discretion, may determine.

     2.19    "Incentive Stock Option" means an option to purchase Shares that is
              ----------------------
designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

     2.20    "Non-employee Director" means a Director who is not an Employee.
              ---------------------

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     2.21    "Nonqualified Stock Option" means an option to purchase Shares that
              -------------------------
is not intended to be an Incentive Stock Option.

     2.22    "Option" means an Incentive Stock Option or a Nonqualified Stock
              ------
Option.

     2.23    "Participant" means an Employee, Consultant or Non-employee
              -----------
Director who has an outstanding Award.

     2.24    "Performance Goals" means the goal(s) (or combined goal(s))
              -----------------
determined by the Committee (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Committee, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: (a) Cash Operating Earnings Per Share, (b) Earnings Per Share, (c) Expense Ratio, (d) Loss Ratio, (e) Market Share, (f) Net Income, (g) Net Operating Income Earnings Per Share, (h) Net Operating Income Per Share, (i) New Insurance Written, (j) Price to Earnings Ratio, (k) Return on Average Equity, (l) Risk in Force, and
(m) Total Shareholder Return. The Performance Goals may differ from Participant to Participant and from Award to Award. Any criteria used may be measured in absolute terms or as compared to another company or companies. Any criteria used may be measured against the performance of the Company as a whole or a segment of the Company.

     2.25    "Performance Period" means any period of not less than twelve
              ------------------
consecutive calendar months, as determined by the Committee, in its sole discretion.

     2.26    "Performance Share" means an Award granted to a Participant
              -----------------
pursuant to Section 7.

     2.27    "Performance Unit" means an Award granted to a Participant pursuant
              ----------------
to Section 7.

     2.28    "Period of Restriction" means the period during which Shares of
              ---------------------
Restricted Stock are subject to forfeiture and/or restrictions on transferability.

     2.29    "Plan" means The PMI Group, Inc. Amended and Restated Equity
              ----
Incentive Plan, as set forth in this instrument and as heretofore or hereafter amended from time to time.

     2.30    "Restricted Stock" means an Award granted to a Participant pursuant
              ----------------
to Section 6.

     2.31    "Retirement" means, in the case of an Employee: (a) a Termination
              ----------
of Service occurring on or after age sixty-five (65), (b) a Termination of Service at or after age fifty-five (55) with at least ten (10) Years of Vesting Service (as defined in The PMI Group, Inc. Retirement Plan, as amended), or (c) a Termination of Service approved by the Company as an early retirement; provided that in the case of a Section 16 Person, such early retirement must be approved by the Committee. In the case of a Consultant, no Termination of Service shall be deemed to be on account of "Retirement."

     2.32    "Rule 16b-3" means Rule 16b-3 promulgated under the 1934 Act, and
              ----------
any future regulation amending, supplementing or superseding such regulation.

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     2.33    "Section 16 Person" means a person who, with respect to the Shares,
              -----------------
is subject to Section 16 of the 1934 Act.

     2.34    "Shares" means shares of the Company's common stock, $.01 par
              ------
value.

     2.35    "Stock Unit" means a bookkeeping entry initially representing an
              ----------
amount equivalent to the Fair Market Value of one Share covered by the exercise of an Option in respect of which the Participant has made a deferral election pursuant to Section 5.10 or 8.5 (as applicable). Stock Units represent an unfunded and unsecured obligation of the Company.

     2.36    "Subsidiary" means any corporation in an unbroken chain of
              ----------
corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     2.37    "Termination of Service" means (a) in the case of an Employee, a
              ----------------------
cessation of the employee-employer relationship between the Employee and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, Retirement, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous reemployment by the Company or an Affiliate; (b) in the case of a Consultant, a cessation of the service relationship between the Consultant and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous re-engagement of the consultant by the Company or an Affiliate, and (c) in the case of a Non-employee Director, a cessation of the Director's service on the Board for any reason, including, but no by way of limitation, a termination by resignation, death, Disability or retirement.

                                   SECTION 3
                                ADMINISTRATION

     3.1     The Committee.  The Plan shall be administered by the Committee.
             -------------
The Committee shall consist of two (2) or more Directors who shall be appointed from time to time by, and shall serve at the pleasure of, the Board. Each member of the Committee shall qualify as (a) a "non-employee director" under Rule 16b-3, and (b) an "outside director" under Section 162(m) of the Code. If it is later determined that one or more members of the Committee do not so qualify, actions taken by the Committee prior to such determination shall be valid despite such failure to qualify.

     3.2     Authority of the Committee.  It shall be the duty of the Committee
             --------------------------
to administer the Plan in accordance with the Plan's provisions. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to
(a) determine which Employees and Consultants shall be granted Awards, (b) prescribe the terms and conditions of the Awards, (c) interpret the Plan and the Awards, (d) adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by Employees, Consultants and Non-employee Directors who are foreign nationals or employed outside of the United States,
(e) adopt rules for the administration,

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interpretation and application of the Plan as are consistent therewith, and (f)
interpret, amend or revoke any such rules. Except as provided in Section 4.3, after an Award has been granted, the Committee shall not reduce the Exercise Price of the Award (or cancel the Award and grant a substitute Award having a lower Exercise Price).

     3.3     Delegation by the Committee.  The Committee, in its sole discretion
             ---------------------------
and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to one or more Directors and/or officers of the Company; provided, however, that the Committee may not delegate its authority and powers (a) with respect to Section 16 Persons, or (b) with respect to Awards which are intended to qualify as performance-based compensation under Section 162(m) of the Code.

     3.4     Decisions Binding.  All determinations and decisions made by the
             -----------------
Committee, the Board, and any delegate thereof, pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

                                   SECTION 4
                          SHARES SUBJECT TO THE PLAN

     4.1     Number of Shares.  Subject to adjustment as provided in Section
             ----------------
4.3, the total number of Shares available for grant under the Plan is 8,000,000. Notwithstanding the preceding sentence, the aggregate number of Shares subject to Awards of Restricted Stock granted under the Plan shall not exceed 135,000 and the aggregate number of Shares subject to Awards of Performance Units and Performance Shares granted under the Plan shall not exceed 135,000. Shares granted under the Plan may be either authorized but unissued Shares or treasury Shares.

     4.2     Lapsed Awards.  If an Award (or an Award under the Company's Stock
             -------------
Plan for Non-Employee Directors (the "Director Plan")) is settled in cash, or terminates, expires, or lapses for any reason, any Shares subject to such Award again shall be available to be the subject of an Award. In addition, if any Shares are tendered to the Company (whether by physical delivery or attestation) as full or partial payment for the exercise of an Option or in satisfaction of a tax withholding obligation pursuant to an Award, only the net Shares issued shall be deemed delivered for purposes of determining the maximum number of Shares that may be delivered under Section 4.1.

     4.3     Adjustments in Awards and Authorized Shares.  In the event of any
             -------------------------------------------
merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, Share combination, or other change in the corporate structure of the Company affecting the Shares, the Committee shall adjust the number and class of Shares which may be delivered under the Plan, the number, class, and price of Shares subject to outstanding Awards, and the numerical limits of Section 5.1, 6.1, 7.1, 8.1 and 9.1, in such manner as the Committee (in its sole discretion) shall determine to be appropriate to prevent the dilution or diminution of such Awards. Notwithstanding the preceding, the number of Shares subject to any Award always shall be a whole number.

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                                   SECTION 5
                                 STOCK OPTIONS

     5.1     Grant of Options.  Subject to the terms and provisions of the Plan,
             ----------------
Options may be granted to Employees and Consultants at any time and from time to time as determined by the Committee in its sole discretion. The Committee, in its sole discretion, shall determine the number of Shares subject to each Option, provided that during any Fiscal Year, no Participant shall be granted Options covering more than 300,000 Shares. The Committee may grant Incentive Stock Options, Nonqualified Stock Options, or a combination thereof.

     5.2     Award Agreement.  Each Option shall be evidenced by an Award
             ---------------
Agreement (satisfactory to the Committee) that shall specify the Exercise Price, the expiration date of the Option, the number of Shares to which the Option pertains, any conditions to exercise of the Option, and such other terms and conditions as the Committee, in its discretion, shall determine. The Award Agreement also shall specify whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.

     5.3     Exercise Price.  Subject to the provisions of this Section 5.3, the
             --------------
Exercise Price of each Option shall be determined by the Committee in its sole discretion.

             5.3.1   Nonqualified Stock Options.  In the case of a Nonqualified
                     --------------------------
Stock Option, the Exercise Price shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date.

             5.3.2   Incentive Stock Options.  In the case of an Incentive Stock
                     -----------------------
Option, the Exercise Price shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date; provided, however, that if on the Grant Date, the Employee (together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code) owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the Exercise Price shall be not less than one hundred and ten percent (110%) of the Fair Market Value of a Share on the Grant Date.

             5.3.3   Substitute Options.  Notwithstanding the provisions of
                     ------------------
Sections 5.3.1 and 5.3.2, in the event that the Company or an Affiliate consummates a transaction described in Section 424(a) of the Code (e.g., the acquisition of property or stock from an unrelated corporation), persons who become Employees or Consultants on account of such transaction may be granted Options in substitution for options granted by their former employer. If such substitute Options are granted, the Committee, in its sole discretion and consistent with Section 424(a) of the Code, shall determine the exercise price of such substitute Options.

     5.4     Expiration of Options.
             ---------------------

             5.4.1   Expiration Dates.  Each Option shall terminate no later
                     ----------------
than the first to occur of the following events:

                     (a)    The expiration of ten (10) years from the Grant
Date; or

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                     (b)    The expiration of one (1) year from the date of the
Participant's Termination of Service for a reason other than the Participant's death, Disability or Retirement; or

                     (c) The expiration of three (3) years from the date of the Participant's Termination of Service by reason of Disability; or

                     (d) The expiration of three (3) years from the date of the Participant's Retirement (subject to Section 5.8.4 regarding Incentive Stock Options); or

                     (e) The date for termination of the Option determined by the Committee in its sole discretion and set forth in the written Award Agreement.

             5.4.2   Death of Participant.  Notwithstanding the provisions of
                     --------------------
Section 5.4.1, if a Participant dies prior to the expiration of his or her Options, the Committee, in its discretion, may provide that his or her Options shall be exercisable for up to three (3) years after the date of death.

             5.4.3   Committee Discretion.  Subject to the limits of Sections
                     --------------------
5.4.1 and 5.4.2, the Committee, in its sole discretion, (a) shall provide in each Award Agreement when each Option expires and becomes unexercisable, and (b) may, after an Option is granted and before such Option expires, extend the maximum term of the Option (subject to Section 5.8.4 regarding Incentive Stock Options).

     5.5     Exercisability of Options.  Options shall be exercisable at such
             -------------------------
times and be subject to such restrictions and conditions as the Committee shall determine in its sole discretion. After an Option is granted, the Committee, in its sole discretion, may accelerate the exercisability of the Option.

             5.5.1   Special Rule for Retirement, Death and Disability.
                     -------------------------------------------------
Notwithstanding any contrary provision of the Plan, the right to exercise each Option shall accrue as to one hundred percent (100%) of the Shares subject to such Option upon the Participant's Termination of Service due to Retirement, death or Disability.

             5.5.2   Special Rule for Change of Control.  Notwithstanding any
                     ----------------------------------
contrary provision of the Plan, immediately upon the occurrence of a Change of Control that occurs prior to a Participant's Termination of Service, the right to exercise each Option then outstanding shall accrue as to one hundred percent (100%) of the Shares subject to such Option. Notwithstanding the preceding sentence, if the Committee determines that the acceleration of the vesting of Options following a Change of Control would cause a Change of Control transaction to be ineligible for pooling of interests accounting under APB No. 16, which transaction (but for such accelerated vesting) otherwise would have been eligible for such accounting treatment, the Committee, in its sole discretion, may determine that no such accelerated vesting shall occur.

     5.6     Payment.  Options shall be exercised by the Participant's delivery
             -------
of a written notice of exercise (satisfactory to the Committee) to the Secretary of the Company (or its designee), setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares to be purchased.

     Upon the exercise of any Option, the Exercise Price shall be payable to the Company in full in cash or its equivalent. The Committee, in its sole discretion, also may permit exercise (a) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price, or (b) by any other means which the Committee, in its sole discretion, determines to both provide legal consideration for the Shares, and to be consistent with the purposes of the Plan.

     Subject to the provisions of Section 5.10, as soon as practicable after receipt of a written notification of exercise and full payment for the Shares purchased, the Company shall deliver to the Participant (or the Participant's designated broker), Share certificates (which may be in book entry form) representing such Shares.

     5.7     Restrictions on Share Transferability.  The Committee may impose
             -------------------------------------
such restrictions on any Shares acquired pursuant to the exercise of an Option as it may deem advisable, including, but not limited to, restrictions related to applicable Federal securities laws, the requirements of any national securities exchange or system upon which Shares are then listed or traded, or any blue sky or state securities laws.

     5.8     Certain Additional Provisions for Incentive Stock Options.
             ---------------------------------------------------------

             5.8.1   Exercisability.  The aggregate Fair Market Value
                     --------------
(determined on the Grant Date(s)) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Employee during any calendar year (under all plans of the Company and its Subsidiaries) shall not exceed $100,000.

             5.8.2   Termination of Service.  If any portion of an Incentive
                     ----------------------
Stock Option is exercised more than three (3) months after the Participant's Termination of Service for any reason other than Disability or death (unless (a) the Participant dies during such three-month period, and (b) the Award Agreement or the Committee permits a later exercise), the portion so exercised shall be deemed a Nonqualified Stock Option. No Incentive Stock Option may be exercised more than one (1) year after the Participant's Termination of Service by reason of Disability, unless (i) the Participant dies during such one-year period, and
(ii) the Award Agreement or the Committee permit later exercise).

             5.8.3   Company and Subsidiaries Only.  Incentive Stock Options may
                     -----------------------------
be granted only to persons who are Employees of the Company or a Subsidiary on the Grant Date.

             5.8.4   Expiration.  No Incentive Stock Option may be exercised
                     ----------
after the expiration of ten (10) years from the Grant Date; provided, however, that if the Option is granted to an Employee who, together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of the stock of the Company or any of its Subsidiaries, the Option may not be exercised after the expiration of five (5) years from the Grant Date.

     5.9     Grant of Reload Options.  The Committee may provide in an Award
             -----------------------
Agreement that a Participant who exercises all or part of an Option by payment of the Exercise Price with already-owned Shares, shall be granted an additional option (a "Reload Option") for a number of shares of stock equal to the number of Shares tendered to exercise the previously granted Option plus, if the Committee so determines, any Shares withheld or delivered in satisfaction of any tax withholding requirements. As determined by the Committee, each Reload Option shall (a) have a Grant Date which is the date as of which the previously granted Option is exercised, and
(b) be exercisable on the same terms and conditions as the previously granted Option, except that the Exercise Price shall be determined as of the Grant Date.

     5.10    Deferral of Option Proceeds.
             ---------------------------

             5.10.1  Election to Defer Option Proceeds. Notwithstanding any
                     ---------------------------------
contrary provision of the Plan, a Participant who is eligible to defer income under the Company's Officer Deferred Compensation Plan may elect, at the discretion of, and in accordance with rules which may be established by, the Committee, to defer delivery of the proceeds of exercise of an Option which is exercised by means of an exchange of Shares as described in Section 5.6(a), provided that the Shares tendered or applied in exercise of such Option shall have been held by the Participant for at least six (6) months prior to such exercise. A Participant's election as provided in the preceding sentence shall be irrevocable. Notwithstanding any other provision of this Section 5.10, a deferral election made by a Participant pursuant to this Section 5.10.1 shall be void and shall not be given effect unless (i) the Participant's deferral election is made at least six (6) full calendar months prior to the calendar month in which the Option otherwise would expire, (ii) the Participant's deferral election is made at least six (6) full calendar months prior to the calendar month in which the Option is exercised, and (iii) the Participant is employed by or is rendering services to the Company or any of its Subsidiaries on the date of exercise of the Option. For purposes of either or both of clauses
(i) or (ii) of the preceding sentence, rules established by the Committee may require an election earlier than the six (6) calendar month period described therein. Upon exercise of an Option to which a deferral election applies, the Shares covered by such exercise shall not be issued or transferred to the Participant, and instead, a number of Stock Units equal to the number of Shares covered by such exercise and in respect of which the Participant has made a deferral election, shall be credited to a Deferred Option Compensation Account at the date of exercise. A separate Deferred Option Compensation Account shall be maintained with respect to each Participant and to each effective deferral election.

             5.10.2  Form and Timing of Payment.  Payment of Stock Units shall
                     --------------------------
be made by issuance of Shares on such date or dates or upon the occurrence of such event or events as the Committee may authorize the Participant to designate at the time a deferral election under Section 5.10.1 is made, provided, however, that in no event shall payment occur more than sixty (60) days after a Participant's Termination of Service for any reason. The number of Shares to be so distributed may be increased by dividend equivalents, which may be valued as if reinvested in Shares. Until payment of a Stock Unit is made, the number of Shares represented by a Stock Unit shall be subject to adjustment pursuant to
Section 4.3.

             5.10.3  Provisions of the Officer Deferred Compensation Plan May
                     --------------------------------------------------------
Govern. To the extent determined by the Committee, any amount deferred under
------
this Section 5.10, and any Deferred Option Compensation Account, may be treated and held as a portion of the Company's Officer Deferred Compensation Plan, in which event the provisions of such plan shall govern the operation and administration of amounts deferred under this Section 5.10 and credited to Deferred Option Compensation Accounts.

                                   SECTION 6
                               RESTRICTED STOCK

     6.1     Grant of Restricted Stock.  Subject to the terms and provisions of
             -------------------------
the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Employees and Consultants in such amounts as the Committee, in its sole discretion, shall determine. The Committee, in its sole discretion, shall determine the number of Shares to be granted to each Participant, provided that during any Fiscal Year, no Participant shall be granted more than 15,000 Shares of Restricted Stock.

     6.2     Restricted Stock Agreement.  Each Award of Restricted Stock shall
             --------------------------
be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares granted, any price to be paid for the Shares, and such other terms and conditions as the Committee, in its sole discretion, shall determine. Unless the Committee determines otherwise, Shares of Restricted Stock shall be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

     6.3     Transferability.  Shares of Restricted Stock may not be sold,
             ---------------
transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

     6.4     Other Restrictions.  The Committee, in its sole discretion, may
             ------------------
impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate, in accordance with this Section 6.4.

             6.4.1   General Restrictions.  The Committee may set restrictions
                     --------------------
based upon the achievement of specific performance objectives (Company-wide, business unit or individual), applicable federal or state securities laws, or any other basis determined by the Committee in its discretion.

             6.4.2   Section 162(m) Performance Restrictions.  For purposes of
                     ---------------------------------------
qualifying grants of Restricted Stock as "performance-based compensation" under
Section 162(m) of the Code, the Committee, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Committee on or before the latest date permissible to enable the Restricted Stock to qualify as "performance-based compensation" under
Section 162(m) of the Code. In granting Restricted Stock which is intended to qualify under Section 162(m) of the Code, the Committee shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Restricted Stock under Section 162(m) of the Code (e.g., in determining the Performance Goals).

             6.4.3   Legend on Certificates.  The Committee, in its discretion,
                     ----------------------
may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions. For example, the Committee may determine that some or all certificates representing Shares of ed Stock shall bear the following legend:

          "The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in The PMI Group, Inc. Equity Incentive Plan, and in a Restricted Stock Agreement. A copy of the Plan and such Restricted Stock Agreement may be obtained from the Secretary of The PMI Group, Inc."

  6.5     Removal of Restrictions.  Shares of Restricted Stock covered by each
          -----------------------
Restricted Stock grant made under the Plan shall be released from escrow as soon as practicable after the last day of the Period of Restriction. The Committee, in its discretion, may accelerate the time at which any restrictions shall lapse, and remove any restrictions. After the restrictions have lapsed, the Participant shall be entitled to have any legend or legends under Section 6.4 removed from his or her Share certificate, and the Shares shall be freely transferable by the Participant.

          6.5.1   Special Rule for Retirement, Death and Disability.
                  -------------------------------------------------
Notwithstanding any contrary provision of the Plan, one hundred percent (100%) of any outstanding Shares of Restricted Stock shall be one hundred percent (100%) vested in the Participant upon the Participant's Termination of Service due to Retirement, death or Disability.

          6.5.2   Special Rule for Change of Control. Notwithstanding any
                  ----------------------------------
contrary provision of the Plan, immediately upon the occurrence of a Change of Control that occurs prior to a Participant's Termination of Service, one hundred percent (100%) of any outstanding Shares of Restricted Stock shall be one hundred percent (100%) vested in the Participant. Notwithstanding the preceding provisions of this Section 6.5.2, if the Committee determines that the acceleration of vesting of Restricted Stock following a Change of Control would cause a Change of Control transaction to be ineligible for pooling of interests accounting under APB No. 16, which transaction (but for such accelerated vesting) otherwise would have been eligible for such accounting treatment, the Committee, in its sole discretion, may determine that no such accelerated vesting shall occur.

  6.6     Voting Rights.  During the Period of Restriction, Participants holding
          -------------
Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless otherwise provided in the Award Agreement.

  6.7     Dividends and Other Distributions.  During the Period of Restriction,
          ---------------------------------
Participants holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

  6.8     Return of Restricted Stock to Company.  On the date set forth in the
          -------------------------------------
Award Agreement, the Restricted Stock for which restrictions have not lapsed shall revert to the Company and again shall become available for grant under the Plan.

                                   SECTION 7
                   PERFORMANCE UNITS AND PERFORMANCE SHARES

  7.1     Grant of Performance Units and Shares.  Performance Units and
          -------------------------------------
Performance Shares may be granted to Employees and Consultants at any time and from time to time, as shall be determined by the Committee, in its sole discretion. The Committee shall have complete discretion in determining the number of Performance Units and Performance Shares granted to any Participant, provided that during any Fiscal Year no more than 15,000 Performance Units or Performance Shares may be granted to any Participant.

  7.2     Initial Value.  Each Performance Unit shall have an initial value that
          -------------
is established by the Committee on or before the Grant Date, provided that such value shall not exceed the Fair Market Value of a Share on the Grant Date. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the Grant Date.

  7.3     Performance Objectives and Other Terms.  The Committee shall set
          --------------------------------------
performance objectives in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units or Shares that will be paid out to the Participants. The Committee may set performance objectives based upon the achievement of Company-wide, business unit, or individual goals, or any other basis determined by the Committee in its discretion. The time period during which the performance objectives must be met shall be called the "Performance Period." Each Award of Performance Units or Shares shall be evidenced by an Award Agreement that shall specify the Performance Period, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

          7.3.1     General Performance Objectives.  The Committee may set
                    ------------------------------
performance objectives based upon the achievement of Company-wide, business unit or individual goals, or any other basis determined by the Committee in its discretion.

          7.3.2     Section 162(m) Performance Objectives.  For purposes of
                    -------------------------------------
qualifying grants of Performance Units or Shares as "performance-based compensation" under Section 162(m) of the Code, the Committee, in its discretion, may determine that the performance objectives applicable to Performance Units or Shares shall be based on the achievement of Performance Goals. The Performance Goals shall be set by the Committee on or before the latest date permissible to enable the Performance Units or Shares to qualify as "performance-based compensation" under Section 162(m) of the Code. In granting Performance Units or Shares which are intended to qualify under Section 162(m) of the Code, the Committee shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Performance Units or Shares under Section 162(m) of the Code (e.g., in determining the Performance Goals).

  7.4     Earning of Performance Units and Performance Shares.  After the
          ---------------------------------------------------
applicable Performance Period has ended, the Participant shall be entitled to receive a payout of the number of Performance Units or Shares earned during the Performance Period, depending upon the extent to which the applicable performance objectives have been achieved. After the grant of a Performance Unit or Share, the Committee, in its sole discretion, may reduce or waive any performance objectives for Award, except with respect to Awards which are intended to qualify as "performance-based compensation" under Section 162(m) of the Code.

         7.4.1     Special Rule for Retirement, Death and Disability.
                   -------------------------------------------------
Notwithstanding any contrary provision of the Plan, upon the Participant's Termination of Service due to Retirement, death or Disability, one hundred percent (100%) of any outstanding Performance Units or Shares shall be deemed to be earned and shall be immediately payable to the Participant, or, in cases where a Participant has received a target award of Performance Units or Shares, one hundred percent (100%) of the target amount shall vest.

         7.4.2     Special Rule for Change of Control. Notwithstanding any
                   ----------------------------------
contrary provision of the Plan, immediately upon the occurrence of a Change of Control that occurs prior to a Participant's Termination of Service, one hundred percent (100%) of any outstanding Performance Units or Shares shall be deemed to be earned and shall be immediately payable to the Participant, or, in cases where a Participant has received a target award of Performance Units or Shares, one hundred percent (100%) of the target amount shall vest. Notwithstanding the preceding provisions of this Section 7.4.2, if the Committee determines that the acceleration of vesting of Performance Units or Shares following a Change of Control would cause a Change of Control transaction to be ineligible for pooling of interests accounting under APB No. 16, which transaction (but for such accelerated vesting) otherwise would have been eligible for such accounting treatment, the Committee, in its sole discretion, may determine that no such accelerated vesting shall occur.

  7.5    Form and Timing of Payment.  Except as described below, payment of
         --------------------------
earned Performance Units or Performance Shares shall be made as soon as practicable after the expiration of the applicable Performance Period. The Committee, in its sole discretion, may pay such earned Awards in cash, Shares or a combination thereof. In addition, the Committee, in its sole discretion, may permit a Participant to defer receipt of the payment of cash or the delivery of Shares that would otherwise be delivered to a Participant under this Section
7.5. Any such deferral elections shall be subject to such rules and procedures as shall be determined by the Committee in its sole discretion.

  7.6    Cancellation.  On the date set forth in the Award Agreement, all
         ------------
unearned or unvested Performance Units or Performance Shares shall be forfeited to the Company, and again shall be available for grant under the Plan.

                                   SECTION 8
                         NON-EMPLOYEE DIRECTOR OPTIONS

  The provisions of this Section 8 are applicable only to Nonqualified Stock Options granted to Non-employee Directors. The provisions of Section 5 are applicable to Options granted to Employees and Consultants (and to the extent provided in Section 8.3, to Non-employee Directors).

  8.1    Grant of Options.
         ----------------

         8.1.1    Initial Grants. Each individual who first becomes a Non-
                  --------------
employee Director on or after June 1, 2000, automatically shall receive, as of the date that he or she first is appointed or elected as a Non-employee Director (the "Initial Grant Date"), an Option to purchase 6,000 Shares.

          8.1.2  Ongoing Grants. Each Non-employee Director who either (a)
                 --------------
has received an initial grant of an Option to purchase 6,000 Shares pursuant to
Section 8.1.1, or (b) was a participant in the Company's Stock Plan for Non-Employee Directors (the "Director Plan") on May 31, 2000, automatically shall receive, as of the first business day of each June thereafter (the "Subsequent Grant Date"), an Option to purchase 3,750 Shares, provided that he or she both
(i) is a Non-employee Director on the Subsequent Grant Date, and (ii) has served as a Non-employee Director for the entire period since the last Grant Date under this Plan or the Director Plan (as applicable).

     8.2  Terms of Options.
          ----------------

          8.2.1  Award Agreement.  Each Option granted pursuant to this Section
                 ---------------
8 shall be evidenced by an Award Agreement (satisfactory to the Committee), which shall be executed by the Participant and the Company.

          8.2.2  Exercise Price.  The Exercise Price for the Shares subject to
                 --------------
each Option granted pursuant to this Section 8 shall be one hundred percent (100%) of the Fair Market Value of such Shares on the Grant Date.

          8.2.3  Exercisability.
                 --------------

                 (a) Each Option granted pursuant to Section 8.1.1 shall become exercisable as to 2,000 Shares on the first anniversary of the Grant Date, as to an additional 2,000 Shares on the second anniversary of the Grant Date, and as to the remaining 2,000 Shares on the third anniversary of the Grant Date.

                 (b) Each Option granted pursuant to Section 8.1.2 shall become exercisable as to one hundred percent (100%) of the Shares subject to such Option on the first anniversary of the Grant Date.

Notwithstanding the foregoing, once a Participant ceases to be a Director, his or her Options which are not then exercisable shall never become exercisable and shall be immediately forfeited, except to the limited extent provided in Sections 8.2.5 and 8.2.6.

          8.2.4  Expiration Dates. Each Option granted pursuant to this
                 ----------------
Section 8 shall terminate upon the first to occur of the following events:

                 (a) The expiration of ten (10) years from the Grant Date; or

                 (b) The expiration of three (3) months from the date of the Participant's Termination of Service prior to age seventy (70) for any reason other than the Participant's death or Disability, provided that the Committee, in its discretion, may extend such three-month period to a maximum of ten (10) years; or

               (c) The expiration of two (2) years from the date of the Participant's Termination of Service by reason of Disability; or

               (d) The expiration of five (5) years from the date of the Participant's Termination of Service at or after age seventy (70) for any reason other than the Participant's death or Disability; or

               (e) The date for termination of the Option determined by the Committee in its sole discretion and set forth in the written Award Agreement.

       8.2.5   Death of Participant. Notwithstanding the provisions of Section
               --------------------
8.2.4, if a Participant dies prior to the expiration of his or her Options in accordance with Section 8.2.4, then his or her Options that are then exercisable shall terminate two (2) years after the date of death.

       8.2.6   Special Rule for Retirement, Death, Disability, Resignation and
               ---------------------------------------------------------------
Non-Reelection.  Notwithstanding any contrary Plan provision, the right to
--------------
exercise each Option granted pursuant to this Section 8 shall accrue as to one hundred percent (100%) of the Shares subject to such Option upon the Participant's death, Disability, Retirement, resignation or non-reelection to the Board.

  8.3  Other Terms.  All provisions of the Plan not inconsistent with this
       -----------
Section 8 shall apply to Options granted to Non-employee Directors.

  8.4  Not Incentive Stock Options.  Options granted pursuant to this Section
       ---------------------------
8 shall not be designated as Incentive Stock Options.

  8.5  Deferral of Option Proceeds.
       ---------------------------

       8.5.1   Election to Defer Option Proceeds.  Notwithstanding any contrary
               ---------------------------------
provision of the Plan, a Participant who is eligible to defer income under the Company's Directors' Deferred Compensation Plan may elect, at the discretion of, and in accordance with rules which may be established by the Committee, to defer delivery of the proceeds of exercise of an Option which is exercised by means of an exchange of Shares as described in Section 5.6(a), provided that the Shares tendered or applied in exercise of such Option shall have been held by the Participant for at least six (6) months prior to such exercise. A Participant's election as provided in the preceding sentence shall be irrevocable. Notwithstanding any other provision of this Section 8.5 to the contrary, a deferral election made by a Participant pursuant to this Section 8.5 shall be void and shall not be given effect unless (i) the Participant's deferral election is made at least six (6) full calendar months prior to the calendar month in which the Option otherwise would expire, (ii) the Participant's deferral election is made at least six (6) full calendar months prior to the calendar month in which the Option is exercised, and (iii) the Participant is serving as a Non-employee Director on the date of exercise of the Option. For purposes of either or both of clauses (i) or (ii) of the preceding sentence, rules established by the Committee may require an election earlier than the six
(6) calendar month period described therein. Upon exercise of an Option to which a deferral election applies, the Shares covered by such exercise shall not be issued or transferred to the Participant, and instead, a number of Stock Units equal to the number of Shares covered by such exercise and in respect of which the

Participant has made a deferral election, shall be credited to a Deferred Option Compensation Account at the date of exercise. A separate Deferred Option Compensation Account shall be maintained with respect to each Participant and to each effective deferral election.

          8.5.2   Form and Timing of Payment. Payment of Stock Units shall be
                  --------------------------
made by issuance of Shares on such date or dates or upon the occurrence of such event or events as the Committee may authorize the Participant to designate at the time a deferral election under Section 8.5.1 is made, provided, however, that in no event shall payment occur more than sixty (60) days after a Participant's Termination of Service for any reason. The number of Shares to be so distributed may be increased by dividend equivalents, which may be valued as if reinvested in Shares. Until payment of a Stock Unit is made, the number of Shares represented by a Stock Unit shall be subject to adjustment pursuant to
Section 4.3.

          8.5.3   Provisions of the Directors' Deferred Compensation Plan May
                  -----------------------------------------------------------
Govern.  To the extent determined by the Committee, any amount deferred under
------
this Section 8.5, and any Deferred Option Compensation Account, may be treated and held as a portion of the Company's Directors' Deferred Compensation Plan, in which event the provisions of such plan shall govern the operation and administration of amounts deferred under this Section 8.5 and credited to Deferred Option Compensation Accounts.

                                   SECTION 9
                    NON-EMPLOYEE DIRECTOR RESTRICTED STOCK

     9.1  Grant of Restricted Stock.  Each Non-employee Director automatically
          -------------------------
shall receive (a) as of his or her Initial Grant Date (as defined in Section 8.1.1), an Award of 37.5 Shares of Restricted Stock for each full month of service on the Board until the next Grant Date, and (b) as of each Subsequent Grant Date (as defined in Section 8.1.2), an Award of 450 Shares of Restricted Stock, provided that he or she is a Non-employee Director on each such Grant Date. Notwithstanding the foregoing, the number of Shares granted to any Non-employee Director on any Grant Date shall be reduced if and as necessary so that the Fair Market Value of the Shares does not exceed $30,000 on the Grant Date.
A Non-employee Director who joins the Board on or before the 15/th/ day of the month will receive credit for service for the full month.

     9.2  Restricted Stock Escrow.  Except as provided in this Section 9, Shares
          -----------------------
of Restricted Stock shall not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated by the Participant until six (6) months after the applicable Grant Date. Unless the Committee determines otherwise, Shares of Restricted Stock shall be either (a) held by the Company as escrow agent until such six-month period expires, or (b) affixed with an appropriate legend restricting the sale transfer pledge, assignment or other alienation or hypothecation of such Shares by the Participant until the expiration of the six month period.

     9.3  Voting and Other Rights.  After Shares of Restricted Stock have been
          -----------------------
granted, the Participant may exercise full voting rights with respect to such Shares. A Participant shall be entitled to receive all dividends and other distributions paid in Shares. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability that are provided in Section 9.2.

     9.4  Cash Payment for Income Taxes.  As soon as practicable after each
          -----------------------------
Grant Date, the Company shall pay to each Non-employee Director, in cash or its equivalent, an amount equal to the expected increase in his or her federal state and local income tax liability due to the Shares granted to the Participant on such Grant date. The formula for determining each such cash payment shall be adopted by the Committee (in it discretion) from time to time, but in each case shall assume that the maximum prevailing income tax rates apply to the Participant.

                                  SECTION 10
                                 MISCELLANEOUS

     10.1 Deferred Option Compensation Accounts.
          -------------------------------------

          10.1.1  Participants Remain Unsecured Creditors. Participants have the
                  ---------------------------------------
status of general unsecured creditors of the Company with respect to their Deferred Option Compensation Accounts (if any), and such accounts constitute a mere promise by the Company to make payments with respect thereto.

          10.1.2  Nontransferability of Deferred Option Compensation Accounts. A
                  -----------------------------------------------------------
Participant's right to benefit payments with respect to their Deferred Option Compensation Accounts (if any) may not be anticipated, alienated, sold, transferred, assigned, pledged, encumbered, attached or garnished by creditors of the Participant or the Participant's beneficiary and any attempt to do so shall be void and shall not be given effect.

     10.2 No Effect on Employment or Service.  Nothing in the Plan shall
          ----------------------------------
interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant's employment or service at any time, with or without cause. For purposes of the Plan, the transfer of employment of a Participant between the Company and any one of its Affiliates (or between Affiliates) shall not be deemed a Termination of Service. Employment or service with the Company and its Affiliates is on an at-will basis only.

     10.3 Participation.  No Employee or Consultant shall have the right to be
          -------------
selected to receive an Award under this Plan, or, having been so selected, to be selected to receive any future Award.

     10.4 Indemnification.  Each person who is or shall have been a member of
          ---------------
the Committee or of the Board shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award Agreement, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of

Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

  10.5    Successors.  All obligations of the Company under the Plan, with
          ----------
respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business or assets of the Company.

  10.6    Beneficiary Designations.  If permitted by the Committee, a
          ------------------------
Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid Award shall be paid in the event of the Participant's death. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, any vested benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate and, subject to the terms of the Plan and of the applicable Award Agreement, any unexercised vested Award may be exercised by the administrator or executor of the Participant's estate.

  10.7    Limited Transferability of Awards.  No Award granted under the Plan
          ---------------------------------
may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution, or to the limited extent provided in Section 10.6. All rights with respect to an Award granted to a Participant shall be available during his or her lifetime only to the Participant. Notwithstanding the foregoing, the Participant may, in a manner specified by the Committee, transfer a Nonqualified Stock Option by bona fide gift and not for any consideration, to (a) a member of the Participant's immediate family, (b) a trust or other entity for the exclusive benefit of the Participant and/or a member or members of the Participant's immediate family, (c) a partnership, limited liability company or other entity whose only partners or members are the Participant and/or a member or members of the Participant's immediate family, or (d) a tax-qualified, not for profit organization.

  10.8    No Rights as Stockholder.  Except to the limited extent provided in
          ------------------------
Sections 6.6, 6.7, and 9.3, no Participant (nor any beneficiary) shall have any of the rights or privileges of a stockholder of the Company with respect to any Shares issuable pursuant to an Award (or exercise thereof), unless and until certificates representing such Shares shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant (or beneficiary).

  10.9    Withholding Requirements.  Prior to the delivery of any Shares or cash
          ------------------------
pursuant to an Award (or exercise thereof), the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant's FICA obligation) required to be withheld with respect to such Award (or exercise thereof). Notwithstanding any contrary provision of the Plan, if a Participant fails to remit to the Company such withholding amount within the time period specified by the Committee (in its discretion), the Participant's Award may, in the Committee's discretion, be forfeited and in such case the Participant shall not receive any of the Shares subject to such Award.

  10.10   Withholding Arrangements.  The Committee, in its sole discretion and
          ------------------------
pursuant to such procedures as it may specify from time to time, may permit or require a Participant to satisfy all or part of the tax withholding obligations in connection with an Award by (a) having the Company withhold otherwise deliverable Shares, or (b) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld. The amount so withheld shall not exceed the amount determined by using the minimum federal, state, local or foreign jurisdiction statutory withholding rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered shall be determined as of the date that the taxes are required to be withheld.

                                  SECTION 11
                      AMENDMENT, TERMINATION AND DURATION

  11.1    Amendment, Suspension or Termination.  The Board, in its sole
          ------------------------------------
discretion, may amend or terminate the Plan, or any part thereof, at any time and for any reason. The amendment, suspension or termination of the Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any Award theretofore granted to such Participant. No Award may be granted during any period of suspension or after termination of the Plan.

  11.2    Duration of the Plan.  The Plan shall become effective as of the date
          --------------------
specified herein, and subject to Section 11.1 (regarding the Board's right to amend or terminate the Plan), shall remain in effect thereafter. However, without further stockholder approval, no Incentive Stock Option may be granted under the Plan after May 31, 2010.

                                  SECTION 12
                              LEGAL CONSTRUCTION

  12.1    Gender and Number.  Except where otherwise indicated by the context,
          -----------------
any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

  12.2    Severability.  In the event any provision of the Plan shall be held
          ------------
illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

  12.3    Requirements of Law.  The granting of Awards and the issuance of
          -------------------
Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

  12.4    Governing Law.  The Plan and all Award Agreements shall be construed
          -------------
in accordance with and governed by the laws of the State of California, but without regard to its conflict of law provisions.

  12.5    Captions.  Captions are provided herein for convenience only, and
          --------
shall not serve as a basis for interpretation or construction of the Plan.

                                   EXECUTION


     IN WITNESS WHEREOF, the Company, by its duly authorized officer, has executed the Plan on the date indicated below.

                                   THE PMI GROUP, INC.

     Dated: June 11, 2001          By  /s/ Charles Broom
                                   Name: Charles Broom
                                   Title: HR VP

                              AMENDMENT NO. 1 TO
                              THE PMI GROUP, INC.
                             AMENDED AND RESTATED
                             EQUITY INCENTIVE PLAN


     THE PMI GROUP, INC., having adopted The PMI Group, Inc. Amended and

Restated Equity Incentive Plan effective as of June 1, 2000 (the "Plan"), hereby amends the Plan effective as of May 17, 2001, as follows:

     1. Section 8.2.4(b) and (c) are amended in their entirety to read as follows:

     "(b) The expiration of five (5) years from the date of the Participant's Termination of Service prior to age seventy (70) for any reason other than the Participant's death or Disability, provided that the Committee, in its discretion, may extend such five-year period to a maximum of ten (10) years; or

     (c) The expiration of five (5) years from the date of the Participant's Termination of Service by reason of Disability; or"

     2.       Section 8.2.5 is amended in its entirety to read as follows:

     "8.2.5   Death of Participant.   Notwithstanding the provisions of Section
     8.2.4, if a Participant dies prior to the expiration of his or her Options in accordance with Section 8.2.4, then his or her Options that are then exercisable shall terminate five (5) years after the date of death."

     IN WITNESS WHEREOF, The PMI Group, Inc., by its duly authorized officer,

has executed this Amendment No. 1 to the Plan on the date indicated below.

                                    THE PMI GROUP, INC.


Dated: June 11, 2001                By  /s/ Charles Broom
                                    Title:  Vice President, Human Resources